VBI Vaccines Appoints Dr. Vlad Popovic as Vice President of Clinical Development and Medical Affairs

CAMBRIDGE, Mass. (April 17, 2019) – VBI Vaccines Inc. (NASDAQ: VBIV) (“VBI”), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, is pleased to announce the appointment of Vlad Popovic, M.D., as Vice President, Clinical Development and Medical Affairs, reporting into Francisco Diaz-Mitoma, M.D., Ph.D., VBI’s Chief Medical Officer. In this new role, Dr. Popovic will oversee global clinical development operations for all pipeline programs and, in collaboration with Dr. Diaz-Mitoma, will oversee the medical affairs strategy for the company’s pre-launch efforts for Sci-B-Vac®, VBI’s third-generation Hepatitis B vaccine.

“Vlad brings a wealth of experience in managing R&D and Medical Affairs teams for multiple infectious disease and oncology indications,” said Dr. Diaz-Mitoma. “His in-depth knowledge and hands-on experience in product development and commercialization of a variety of pharmaceutical products, including therapeutics and vaccines, will be a terrific asset to VBI.”

Dr. Popovic joins VBI with 20 years of experience in leadership positions in the biopharmaceutical industry. Most recently, he served as Regional Medical Director, Canada, at Intercept Pharma, Inc., where he was responsible for establishing and implementing global and regional strategic and operational medical plans, guiding the advancement of therapeutic products related to chronic liver disease, and providing medical governance for multiple Phase 2 – 4 clinical and investigator initiated studies.

Prior to joining Intercept, Dr. Popovic held various Medical Affairs and Clinical Development management roles at, among others, Celgene Corp., Amgen Inc., and Gilead Sciences Inc., where he provided leadership, strategic planning, and medical expertise for R&D, regulatory approval, market access, and early adoption of key medical products into clinical practice. He also established and successfully managed Medical Affairs teams at the Canadian affiliates of these companies to support product launches based on local medical and business objectives.

“The VBI team has developed a remarkable pipeline of prophylactic vaccines and immuno-therapeutic candidates building on impressive science and pre-clinical and clinical data,” said Dr. Popovic. “I am excited to join the VBI team, and look forward to helping maximize the potential of the entire pipeline.”

About VBI Vaccines Inc.

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with the only commercially-approved trivalent hepatitis B vaccine, Sci-B-Vac®, which is approved for use in Israel and 10 other countries and is currently in a Phase 3 study in the U.S., Europe, and Canada, and with an immuno-therapeutic in development for a functional cure for chronic hepatitis B. VBI’s eVLP Platform technology allows for the development of enveloped virus-like particle (eVLP) vaccines that closely mimic the target virus to elicit a potent immune response. Integrating its cytomegalovirus (CMV) expertise with the eVLP platform technology, VBI’s lead eVLP vaccine candidates include a prophylactic CMV vaccine candidate and a therapeutic glioblastoma (GBM) vaccine candidate. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

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Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The company cautions that such statements involve risks and uncertainties that may materially affect the company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the company, is set forth in the Company’s filings with the Securities and Exchange Commission and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2019, and filed with the Canadian security authorities at sedar.com on February 25, 2019, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson, Communications Executive

Phone: (617) 830-3031 x124

Email: info@vbivaccines.com

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Nell Beattie

Chief Business Officer

Email: IR@vbivaccines.com

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Burns McClellan, Inc.

Robert Flamm, Ph.D.

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Email: rflamm@burnsmc.com